Herman Miller Reports Second Quarter Fiscal 2016 Results

•	Strong organic order growth, including a 10% increase in North America

•	Continued gross margin expansion

•	Earnings per share of $0.57 exceeded guidance

Webcast to be held Thursday, December 17, 2015, at 9:30 AM ET

Release	Immediate
Date	December 16, 2015
Contact	Kevin Veltman (616) 654 3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Media: (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its second quarter ended November 28, 2015. Net sales in the quarter totaled $580.4 million, an increase of 2.7% from the same quarter last fiscal year. New orders in the second quarter of $601.4 million were 5.1% above the prior year level. On an organic basis, which adjusts for foreign currency translation, sales and orders in the second quarter increased 5.1% and 7.2%, respectively, from the same quarter last fiscal year.

Herman Miller reported net earnings of $0.57 per share on a diluted basis in the second quarter. This compares to diluted earnings per share of $0.46 in the same quarter last fiscal year. Adjusted diluted earnings were $0.51 per share in the second quarter of last year. The translation impact from year-over-year changes in currency exchange rates had an unfavorable impact on earnings per share of approximately $0.06 in the second quarter of fiscal 2016.

Brian Walker, Chief Executive Officer, stated “This quarter’s operating results reflect the progress we’re making as we execute our strategy and demonstrate the strength of our global multi-format distribution footprint, leading brands and innovative product solutions. Organic order growth was strong across the majority of our business, highlighted by double-digit increases within our North America and Specialty segments. This marks our fourth consecutive quarter of steadily improving order trends within our North American contract segment; a pattern that we believe validates the actions we’ve taken to improve the business are yielding results. We’ve achieved this while at the same time delivering consistent improvement in our consolidated gross margin performance, which this quarter was up both sequentially and relative to the second quarter of last fiscal year.”

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Second Quarter Fiscal 2016 Financial Results

FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)
	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	11/28/2015	11/29/2014	% Chg.	11/28/2015	11/29/2014	% Chg.
Net Sales	$580.4	$565.4	2.7%	$1,145.8	$1,075.1	6.6%
Gross Margin %	38.7%	36.4%	N/A	38.5%	36.4%	N/A
Operating Expenses	$168.9	$159.0	6.2%	$330.6	$302.4	9.3%
Operating Earnings %	9.6%	8.3%	N/A	9.7%	8.3%	N/A
Adjusted Operating Earnings % *	9.6%	9.1%	N/A	9.7%	9.2%	N/A
Adjusted EBITDA*	$69.8	$64.8	7.7%	$138.1	$124.0	11.4%
Net Earnings Attributable to Herman Miller, Inc.	$34.7	$27.8	24.8%	$68.2	$53.0	28.7%
Earnings Per Share – Diluted	$0.57	$0.46	23.9%	$1.13	$0.88	28.4%
Adj. Earnings Per Share – Diluted *	$0.57	$0.51	11.8%	$1.13	$0.98	15.3%
Orders	$601.4	$572.1	5.1%	$1,164.7	$1,089.1	6.9%
Backlog	$341.1	$332.5	2.6%
*Items indicated, as well as other measures that are "adjusted", represent non-GAAP measurements; see the reconciliations of non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release furnished on Form 8-K with the Securities and Exchange Commission.

Herman Miller's consolidated gross margin in the second quarter of fiscal 2016 totaled 38.7% compared to 36.4% reported in the same quarter of last fiscal year. Adjusting for $4.8 million of acquisition-related expenses in the prior year second quarter, the company’s second quarter gross margin improved by 150 basis points from the same period last year.
Herman Miller reported operating expenses in the second quarter of $168.9 million compared to operating expenses of $159.0 million in the same quarter a year ago. Operating expenses in the second quarter increased by $9.9 million, the majority of which relates to spending on new product launch and marketing initiatives, higher incentive accruals and variability from higher net sales.
Herman Miller’s effective income tax rate in the second quarter was 33.0% compared to 33.8% in the same quarter last fiscal year.

The company ended the second quarter with total cash and cash equivalents of $54.7 million. Cash flow generated from operations in the second quarter was $39.9 million compared to $38.7 million in the same quarter last fiscal year.

Jeff Stutz, Chief Financial Officer, noted, "Lower commodity costs, production volume leverage, and continued focus on operational efficiencies helped drive a 150 basis-point improvement over last year’s adjusted gross margin percentage. Currency translation headwinds continued this quarter as expected, reducing our second quarter gross margin by an estimated 60 basis-points and pressuring earnings per share relative to Q2 of last year. Despite the challenging currency environment and lower than expected operating results in our Consumer segment, we delivered consolidated earnings above the range we guided coming into the quarter.”

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Segment Results

North American Furniture Solutions
Net sales for the second quarter of fiscal 2016 within Herman Miller’s North American reportable segment were $348.1 million, an increase of 10.4% from the same quarter last fiscal year. On an organic basis, excluding the negative impact of changes in foreign currency translation, segment sales increased 12.0% on a year-over-year basis. New orders in the second quarter totaled $349.2 million, an increase of 9.4% from the year ago period. On an organic basis, adjusting for the year-over-year impact of currency translation, segment orders in the second quarter were 10.3% higher than last year.

ELA Furniture Solutions
Net sales within the ELA segment totaled $100.7 million in the second quarter of fiscal 2016. This represents an 11.9% decrease from the same quarter of last fiscal year. New orders in this segment totaled $112.7 million in the second quarter, representing a year-over-year increase of 0.3%.On a currency-neutral basis, segment sales decreased 4.5%, while orders were 7.7% higher than the second quarter of last year led by strong demand in the Middle East, China and Mexico.

Specialty
Net sales in the second quarter within Herman Miller’s Specialty segment totaled $57.7 million. This represents a 4.2% increase over sales in the same quarter last year. New orders in the quarter of $61.3 million increased 15.2% from the year ago period. Order growth was broad-based in the quarter across the three Specialty brands - Geiger, Maharam and the Herman Miller Collection.

Consumer
The Consumer segment reported net sales in the quarter of $73.9 million, which were 8.1% lower than last year. Orders in the second quarter of $78.2 million were 10.3% below the prior year. The year-over-year decreases in sales and orders were driven by three primary factors: 1) continued softness within the company's legacy retail distribution channel following actions taken earlier in the calendar year to reduce the number of independent retail distributors; 2) a reduction in the number of DWR studios; and 3) sales and operational disruptions associated with the implementation of a new Enterprise Resource Planning system at Design Within Reach. The ERP implementation went live at the start of the second quarter, and despite significant disruption to the business, was largely complete and stabilized by the close of the quarter.

Third Quarter Fiscal 2016 Guidance

Looking forward, Herman Miller expects net sales in the third quarter of fiscal 2016 to be in the range of $535 million to $555 million. On an organic basis, adjusted for the impact of foreign currency translation, this forecast implies sales growth of approximately 7% at the mid-point of the range. The year-over-year negative impact of foreign currency translation on net sales is expected to be approximately $7 million. Diluted earnings per share in the quarter are expected to range between $0.37 and $0.41. This guidance includes targeted increases in promotional and marketing initiatives in the third quarter within the Consumer segment, which are expected to reduce consolidated earnings per share by approximately $0.02 in the period.
Supplemental Information and Webcast

The company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the company's website at http://www.hermanmiller.com/about-us/investors.html.

The company will host a live webcast to discuss the results of the second quarter of fiscal 2016 on Thursday, December 17, 2015, at 9:30 a.m. ET. To ensure your access to the webcast, you should allow extra time to visit the company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the global company has relied on innovative design for over 100 years to solve problems for people wherever they work, live, learn, and heal. Herman Miller’s designs are part of museum collections worldwide, and the company is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award. Known and respected for its leadership in corporate social responsibility, Herman Miller has been included in the Dow Jones Sustainability World Index for the past 12 years, and has earned the Human Rights Campaign Foundation’s top rating in its Corporate Equality Index for the past nine years. In fiscal 2015, the company generated $2.14 billion in revenue and employed over 7,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and the implementation of our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the quarter ended November 28, 2015, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended
	November 28, 2015		November 29, 2014
Net Sales	$580.4	100.0%	$565.4	100.0%
Cost of Sales	356.0	61.3%	359.7	63.6%
Gross Margin	224.4	38.7%	205.7	36.4%
Operating Expenses	168.9	29.1%	159.0	28.1%
Operating Earnings	55.5	9.6%	46.7	8.3%
Other Expenses, net	3.5	0.6%	4.7	0.8%
Earnings Before Income Taxes and Equity Income	52.0	9.0%	42.0	7.4%
Income Tax Expense	17.2	3.0%	14.2	2.5%
Equity Income, net of tax	0.1	—%	—	—%
Net Earnings	34.9	6.0%	27.8	4.9%
Net Earnings Attributable to Noncontrolling Interests	0.2	—%	—	—%
Net Earnings Attributable to Herman Miller, Inc.	$34.7	6.0%	$27.8	4.9%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.58		$0.47
Weighted Average Basic Common Shares	59,891,876		59,445,577
Earnings Per Share – Diluted	$0.57		$0.46
Weighted Average Diluted Common Shares	60,411,540		60,024,518

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Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Six Months Ended
	November 28, 2015		November 29, 2014
Net Sales	$1,145.8	100.0%	$1,075.1	100.0%
Cost of Sales	704.6	61.5%	683.8	63.6%
Gross Margin	441.2	38.5%	391.3	36.4%
Operating Expenses	330.6	28.9%	302.4	28.1%
Operating Earnings	110.6	9.7%	88.9	8.3%
Other Expenses, net	7.9	0.7%	9.4	0.9%
Earnings Before Income Taxes and Equity Income	102.7	9.0%	79.5	7.4%
Income Tax Expense	34.2	3.0%	26.6	2.5%
Equity Income, net of tax	0.2	—%	0.1	—%
Net Earnings	68.7	6.0%	53.0	4.9%
Net Earnings Attributable to Noncontrolling Interests	0.5	—%	—	—%
Net Earnings Attributable to Herman Miller, Inc.	$68.2	6.0%	$53.0	4.9%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$1.14		$0.89
Weighted Average Basic Common Shares	59,812,900		59,370,718
Earnings Per Share – Diluted	$1.13		$0.88
Weighted Average Diluted Common Shares	60,349,259		59,952,634

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Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions, except per share and common share data)

	Six Months Ended
	November 28, 2015	November 29, 2014
Net Earnings	$68.7	$53.0
Cash Flows provided by Operating Activities	73.2	80.7
Cash Flows used for Investing Activities	(34.7)	(176.5)
Cash Flows (used for) from Financing Activities	(47.3)	58.5
Effect of Exchange Rates	(0.2)	0.5
Change in Cash	(9.0)	(36.8)
Cash, Beginning of Period	63.7	101.5
Cash, End of Period	$54.7	$64.7

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	November 28, 2015	May 30, 2015
ASSETS
Current Assets:
Cash and Cash Equivalents	$54.7	$63.7
Marketable Securities	5.4	5.7
Accounts and Notes Receivable, net	218.1	189.6
Inventories, net	131.7	129.6
Prepaid Expenses and Other	45.2	74.9
Total Current Assets	455.1	463.5
Net Property and Equipment	256.1	249.5
Other Assets	488.1	475.0
Total Assets	$1,199.3	$1,188.0

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	155.2	164.7
Accrued Liabilities	202.7	186.2
Total Current Liabilities	357.9	350.9
Long-term Debt	256.8	289.8
Other Liabilities	69.6	88.8
Total Liabilities	684.3	729.5
Redeemable Noncontrolling Interests	31.2	30.4
Herman Miller, Inc. Stockholders' Equity	483.1	427.6
Noncontrolling Interests	0.7	0.5
Total Stockholders' Equity	483.8	428.1
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,199.3	$1,188.0

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